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                                                                   EXHIBIT 10.32

                            NON-COMPETITION AGREEMENT

      This Agreement ("Agreement") is entered into on this _______ day of ____________, 1997, between Reebok International Ltd. ("Reebok") and
_____________________("you") .

      WHEREAS, you have been made aware of or may hereafter be made aware of highly confidential and sensitive information owned or controlled by Reebok, and WHEREAS, Reebok desires to protect its highly confidential and sensitive information from use by or disclosure to parties other than Reebok;

      In consideration of the mutual promises contained herein, the parties agree as follows:

I. NON-COMPETITION

      A. During Term of Employment.

      You agree that while employed by Reebok, you will not, directly or indirectly, own, manage, operate, control, invest in, make loans or advances to, be employed by, act as an officer, director, agent or consultant for, or be in any other way connected with, any enterprise anywhere in the world which is engaged in the athletic footwear business, athletic apparel business, or any other business which competes with Reebok or any of its subsidiaries or affiliates (the "Non-Competition Requirement").

      B. After Termination of Employment.

      (1) In the event that you terminate your employment with Reebok for any reason or if Reebok terminates your employment, Reebok will have the right, in its sole discretion, to extend the duration of the Non-Competition Requirement described in Section I.A. for a period of up to one (1) year after termination by providing written notice to you within fourteen (14) days after your effective date of termination. The written notice will specify the length of time that Reebok desires to extend the Non- Competition Requirement. Except as otherwise provided in this Agreement, Reebok will provide you with the following benefits for the Non-Competition period specified in Reebok's written notice:
(a) Reebok will pay to you an amount equal to one-half (1/2) of your base salary as of the date of your termination in accordance with Reebok's customary pay practices in effect at the time each payment is made; and (b) you will be able to keep your pre-existing medical coverage in effect, and Reebok will continue the contributions it had previously made towards your medical coverage; provided, however, that if Reebok terminates your employment without "cause" (as hereinafter defined), you shall be entitled under clause (a) above to 100% of your base salary as of the date of termination, which amount shall be reduced by the
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amount of any severance you receive from Reebok. Reebok has the option, for whatever reason, to elect to waive all or any portion of the Non-Competition period by giving you written notice of such election at least thirty (30) days in advance. In such event, Reebok shall not be obligated to pay you the benefits specified above for any period for which the Non-Competition Requirement has been waived.

      (2) You agree that for a period of one (1) year following the date of termination of your employment at Reebok, you will inform Reebok, prior to the acceptance of any job or any work as an independent contractor, of the identity of any new employer or other entity to which you are providing consulting or other services, along with your starting date, title, job description and any other information which Reebok may reasonably request to confirm your compliance with the terms of this Agreement.

      (3) For the purposes of this Agreement, "cause" will be determined by Reebok in its discretion, and will include, but not be limited to, any acts, which in Reebok's opinion constitute (i) insubordination; (ii) dishonesty; (iii) something which would bring you into public disrepute, scandal or ridicule, tend to shock the moral conscience or reflect unfavorably upon Reebok or any of its products; (iv) a violation of your Reebok Employee Agreement (copy attached) or
(v) a continual and repeated neglect of any other of your duties.

II. NON-RECRUITMENT

      You agree that while employed by Reebok, and for a period of one (1) year following the termination of your employment with Reebok (regardless of who initiated the termination and the circumstances of the termination), you will not solicit, hire, attempt to hire, or assist in the hiring of any employee of Reebok or any of its subsidiaries or affiliates, or otherwise persuade or attempt to persuade any such employee to discontinue his/her employment relationship with Reebok or any of its subsidiaries or affiliates. This requirement is independent of the Non-Competition Requirement set forth in
Section I of this Agreement and is not dependent on pay or benefit continuation of any kind.

III. GENERAL

      A. In the event that you violate Section I or Section II of this Agreement, the time period during which that Section remains in effect will be extended during the time that you are in breach.

      B. It is acknowledged that the provisions of this Agreement are reasonable and a condition of your employment by Reebok. However, should any provision of this Agreement be found unreasonable or invalid by any court of competent jurisdiction, the parties agree to accept, in its stead, any lesser
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restrictions which the court deems reasonable. In the event of your breach of this Agreement, it is agreed that Reebok may cease making payments to you under this Agreement and that you will be obligated to refund to Reebok all payments made to you or on your behalf under this Agreement. In addition, you agree that the remedy at law for any breach of the provisions of this Agreement will be inadequate and that, in the event of breach, Reebok will be entitled to injunctive relief in addition to any other remedy it may have.

      C. This Agreement supplements, and does not supersede, your Reebok Employee Agreement. This Agreement will be construed under and governed by the laws of the Commonwealth of Massachusetts. The Massachusetts courts (state and federal) will have exclusive jurisdiction of any controversy between you and Reebok, and no court action may be brought by either party against the other outside of Massachusetts. This Agreement does not create an obligation on the part of Reebok or any other person to continue your employment. This Agreement may not be modified or amended except by a written amendment signed by you and an authorized officer of Reebok. A breach of any provision of this Agreement may only be waived by an authorized officer of Reebok and such a waiver will not be construed as a waiver of any later breach.

Accepted by:                     Agreed to:
Reebok International Ltd.

By:______________________        ________________________
            Signature            Signature of Employee

_________________________        ________________________
            Title                Employee's Typed or Printed Name

_________________________        Dated: _________________
            Date